UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

WP GLIMCHER INC.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On June 4, 2015, Washington Prime Group, L.P. (“WPGLP” or "Borrower"), a majority owned subsidiary of WP Glimcher Inc. (the “Company” or "WPG"), entered into a Term Loan Agreement (the “Term Loan Agreement”) for an unsecured term loan (the "Term Loan") of $500 million with a syndicate of banks, as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates, PNC Bank, National Association, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association as joint bookrunners and joint lead arrangers. On June 4, 2015, the Borrower used the proceeds to repay in full the remaining outstanding amount under the 364-Day Bridge Term Loan Agreement, dated as of January 15, 2015 (the “Bridge Loan”), among the Borrower, the lenders party thereto and Citibank, N.A., as administrative agent, and for other general corporate purposes.

The Term Loan matures on March 2, 2020, at which time the Borrower must repay the aggregate principal amount then outstanding under the Term Loan Agreement. Interest accrued under the Term Loan Agreement is calculated and payable on a monthly basis and shall be payable in arrears and, if not paid in full, on the maturity date. Voluntary prepayments under the Term Loan Agreement are permitted at any time without premium or penalty, other than the reimbursement of customary breakage payments relating to LIBOR-based borrowings, subject to a minimum dollar requirement and certain notice requirements.

Borrowings under the Term Loan Agreement bear interest at the LIBOR screen rate or the base rate as defined in the Term Loan Agreement plus, in each case, a specified margin based initially upon the Borrower’s debt rating in effect from time to time. The applicable margin with respect to the term loan will, at the Borrower's election, thereafter be governed by either a leverage based or ratings based pricing grid.

The obligations under the Term Loan Agreement will be unsecured obligations of the Borrower and will not be guaranteed by the Company or any other entity. The Term Loan Agreement has customary affirmative and negative covenants, including, among others, reporting obligations and limitations on the Company or the Borrower's ability, as applicable, to enter into transactions relating to mergers or consolidations, sales of assets, certain distributions and investments, and incurrence of certain indebtedness and liens. In addition, the Borrower is required to comply with various financial maintenance covenants, including maximum total leverage ratio, maximum unsecured leverage ratio, maximum secured leverage ratio, minimum combined equity value, minimum combined debt service coverage ratio and minimum unsecured interest expense ratio, each as set forth in the Term Loan Agreement.

The Term Loan Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, bankruptcy defaults, judgment defaults, defaults under certain other indebtedness, changes in control, the failure of the Company to remain a publicly listed company and to maintain its status as a REIT for federal income tax purposes and the failure of the Borrower, or its subsidiaries or affiliates, or Simon Property Group, L.P., or its subsidiaries or affiliates, to provide, collectively, property management and leasing services for at least 33% of the total number of shopping centers in which the Borrower will have an ownership interest.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.
The above description is qualified in its entirety by reference to the complete Term Loan Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01.    Completion of Acquisition or Disposition of Assets.

On June 1, 2015, the Company, through certain of its affiliates, completed the previously announced sale to O’Connor Mall Partners, L.P. (“O’Connor”), an affiliate of O’Connor Capital Partners, of a 49% partnership interest in three newly formed limited partnerships (the “JVs”) for an aggregate purchase price of approximately $1.684 billion, subject to certain post-closing adjustments. The Company applied all net sale proceeds from the transaction equal to approximately $430 million to repay a portion of the outstanding principal balance of the Bridge Loan.

The Company owns the remaining 51% partnership interest in each of the JVs.  The JVs collectively own the following properties and certain related out-parcels: The Mall at Johnson City located in Johnson City, Tennessee; Pearlridge Center located in Aiea, Hawaii; Polaris Fashion Place located in Columbus, Ohio; Scottsdale Quarter located in Scottsdale, Arizona and Town Center Plaza (which consists of Town Center Plaza and the adjacent Town Center Crossing), located in Leawood, Kansas.  The Company will continue to lease and manage the properties.

In connection with the sale of the interest in the JVs to O’Connor, the Company has reduced its pro rata share of debt by approximately $800 million by (i)  repaying a portion of the Bridge Loan with approximately $430 million of net sale proceeds from the JV transaction; and (ii) allocating to O’Connor its 49% interest in existing joint venture property-level debt.

Simultaneous with the closing of the transaction, the Company and O’Connor entered into a limited partnership agreement (“LPA”) with respect to each JV.  The Company will generally manage and conduct the day-to-day operations of the JVs, except that certain major decisions will require the consent of both the Company and O’Connor.  The LPA for each JV contains certain restrictions on each party’s ability to transfer its interest in the JV, including an initial lock-up period of five years, after which period, subject to certain other restrictions on transfer and certain other limitations, either party has certain rights to transfer its interest in the JV. The LPA also provides that each of the Company and O’Connor will not own, develop or manage competing malls within a certain specified radius of each of the properties owned by the JV, subject to certain exceptions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference.

Item 7.01.    Other Items.

On June 1, 2015, WPG issued a press release announcing completion of the transactions described in Item 2.01 above. A copy of the press release is attached as Exhibit 99.1.

On June 4, 2015, WPG issued a press release announcing completion of the transactions described in Item 1.01 and 2.03 above. A copy of the press release is attached as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(b)    Pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet of WPG as of March 31, 2015 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are set forth on the following page.

Exhibits

99.1    Press Release of WPG, dated June 1, 2015.
99.2    Press Release of WPG, dated June 4, 2015.

Introduction
On January 15, 2015, the Company acquired Glimcher Realty Trust ("Glimcher") pursuant to a merger agreement (the "Merger Agreement") among Glimcher Realty Trust ("Glimcher"), Glimcher Properties Limited Partnership ("GPLP"), Washington Prime Group Inc. ("WPG"), Washington Prime Group, L.P. ("WPGLP"), WPG Subsidiary Holdings I, LLC ("Merger Sub I") and WPG Subsidiary Holdings II Inc. ("Merger Sub II"), in a stock and cash transaction valued at approximately $4.2 billion, including the assumption of debt (the "Merger"). In the Merger, Glimcher merged with and into Merger Sub I, a direct wholly owned subsidiary of WPGLP.
In the Merger, Glimcher common shareholders received, for each outstanding Glimcher common share (other than certain common shares as set forth in the Merger Agreement), $14.02 consisting of: (x) $10.40 in cash and (y) 0.1989 of a WPG common share valued at $3.62 per Glimcher common share, based on the closing price of WPG common shares on the Merger closing date. Approximately 29.9 million shares of WPG common stock were issued to Glimcher shareholders in connection with the Merger. Of these shares issued, approximately 1.1 million related to restricted units that were issued to certain Glimcher executives.
Additionally, (i) each outstanding Glimcher 8.125% Series G Cumulative Redeemable Preferred Share of Beneficial Interest (the "Glimcher Series G Preferred Shares") was converted into one share of 8.125% Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of WPG (the "WPG Series G Preferred Shares"), (ii) each outstanding Glimcher 7.5% Series H Cumulative Redeemable Preferred Share of Beneficial Interest (the "Glimcher Series H Preferred Shares") was converted into one share of 7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of WPG (the "WPG Series H Preferred Shares") and (iii) each outstanding Glimcher 6.875% Series I Cumulative Redeemable Preferred Share of Beneficial Interest (the "Glimcher Series I Preferred Shares") was converted into one share of 6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of WPG (the "WPG Series I Preferred Shares"). In all cases, the WPG Series G Preferred Shares, the WPG Series H Preferred Shares, and the WPG Series I Preferred Shares have the preferences, rights and privileges substantially identical to their corresponding GRT preferred shares.
The Merger Agreement also provided for the merger of Merger Sub II, a wholly owned subsidiary of Merger Sub I, with and into GPLP. At the effective time of the Merger, (i) each GPLP operating partnership unit issued and outstanding (other than certain GPLP units as set forth in the Merger Agreement and the GPLP Series I-1 preferred limited partnership units as described below) converted into the right to receive 0.7431 of a newly issued, fully paid and non-assessable WPGLP unit and (ii) each GPLP Series I-1 preferred limited partnership unit issued and outstanding immediately prior to such effective time converted into one preferred unit of WPGLP having the preferences, rights and privileges substantially identical to the preference, rights and privileges of the Glimcher Series I-1 preferred limited partnership unit prior to such Merger. Approximately 1.6 million units of WPGLP were issued to GPLP unit holders in connection with the Merger.
Concurrent with the closing of the Merger, GPLP sold (i) the equity interests in the owner of Jersey Gardens, a regional mall located in Elizabeth, New Jersey ("Jersey Gardens") and (ii) the equity interests in the owner of University Park Village, an open-air center located in Fort Worth, Texas ("University Park") to Simon Property Group, L.P. for $1.09 billion, including the assumption of $405.0 million of associated mortgage debt (the "Property Sale").
On September 16, 2014, in connection with the execution of the Merger Agreement, WPG entered into a debt commitment letter, which was amended and restated on September 23, 2014 pursuant to which parties agreed to provide a $1.25 billion senior unsecured bridge loan facility (the "Bridge Loan"). In connection with the Merger, WPG borrowed approximately $1.2 billion under the Bridge Loan.
On March 24, 2015, WPGLP closed on the private placement of $250 million of 3.850% senior unsecured notes (the "Bonds Payable") at a 0.028% discount due April 1, 2020. WPGLP received net proceeds from the offering of $248.4 million, which it used to repay a portion of outstanding borrowings under the Bridge Loan. The Bonds Payable contain certain customary covenants and events of default which, if any such event of default occurs, would permit or require the principal, premium, if any, and accrued and unpaid interest on all of the then-outstanding Bonds Payable to be declared immediately due and payable (subject in certain cases to customary grace and cure periods).
On April 15, 2015, the Company redeemed all of the 4,700,000 issued and outstanding WPG Series G Preferred Shares using cash on hand.

On June 1, 2015, the Company through certain of its affiliates sold through a purchase, sale and escrow agreement (the “JV Purchase Agreement”) with O'Connor Mall Partners, L.P., a Delaware limited partnership ("OC"), a 49% partnership interest in three newly formed limited partnerships (collectively the “JV”) to OC, with the remaining 51% partnership interest held by WPG. The JV owns all of the membership interests in certain newly formed limited liability companies, which intend to qualify as real estate investment trusts (“REITs”) (the “WPG-OC REITs”), which own the following properties (the “Properties” or each a “Property”) and certain related out-parcels, which are valued at approximately $1.625 billion: The Mall at Johnson City located in Johnson City, Tennessee; Pearlridge Center located in Aiea, Hawaii; Polaris Fashion Place® located in Columbus, Ohio; Scottsdale Quarter® located in Scottsdale, Arizona and Town Center Plaza (which consists of Town Center Plaza and the adjacent Town Center Crossing) located in Leawood, Kansas. Additionally, the Company was reimbursed $58.6 million for costs relating to development activity at Scottsdale Quarter. Prior to the completion of the JV transaction, each of the Properties were wholly owned by the Company, other than the parcels held by Crescent SDQ III Venture, LLC, in which the Company held a 25% interest. The Company received net cash proceeds from the transaction of approximately $432 million, which it used to pay down a portion of the outstanding balance on the Bridge Loan.
On June 4, 2015, the Company borrowed $500 million under a new term loan (the “Term Loan”), pursuant to a commitment received from bank lenders. The Term Loan bears interest at one-month LIBOR plus 1.15% and will mature in March 2020. The Company used the proceeds to repay all of the outstanding balance on the Bridge Loan and for general corporate purposes.
The unaudited pro forma financial statements have been adjusted, where applicable, to give effect to the Merger, the JV transaction, the issuance of the Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares, and have been developed from and should be read in conjunction with the following:

•	the accompanying notes to the unaudited pro forma financial statements;

•	The historical unaudited financial statements of WPG as of and for the three months ended March 31, 2015 included on Form 10-Q, filed with the SEC on May 7, 2015.

•
the historical audited consolidated and combined financial statements of WPG as of and for the year ended December 31, 2014 included in WPG's Annual Report on Form 10-K for the year then ended, filed with the SEC on February 26, 2015; and

•	the historical audited consolidated financial statements of Glimcher as of and for the year ended December 31, 2014, which were filed as an exhibit to WPG's 8-K/A that was filed on February 27, 2015.
The unaudited pro forma condensed consolidated statements of operations for three months ended March 31, 2015 and for the year ended December 31, 2014 give effect to the Merger, the JV transaction, the issuance of the Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares as if they occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 gives effect to the JV Transaction, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares as if they occurred on March 31, 2015. The historical consolidated financial statements of Glimcher have been adjusted to reflect certain reclassifications in order to conform to WPG's financial statement presentation.
In addition to adjustments to give effect to the Merger, the JV transaction, the issuance of the Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Preferred Shares, the unaudited pro forma condensed consolidated financial statements include pro forma adjustments to give effect to:

•	the Property Sale as if the transaction occurred on January 1, 2014 for purposes of the pro forma statements of operations;

•
Glimcher's 2014 acquisition of certain retail centers and development land located in Oklahoma City, Oklahoma on Glimcher's consolidated statements of operations as if this transaction occurred on January 1, 2014 (the "OKC Transaction"); and

•	WPG's 2014 acquisition of controlling interests in nine shopping centers on WPG's consolidated and combined statements of operations as if these transactions occurred on January 1, 2014.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with WPG considered the acquirer of Glimcher. The purchase price is allocated to the underlying Glimcher tangible assets acquired, liabilities assumed, and acquired intangibles based on preliminary estimates of their respective fair values, which includes the JV Properties. The JV transaction has been accounted for in the accompanying unaudited condensed consolidated pro forma financial statements using the equity method of accounting. Major decisions with respect to the JV require the mutual consent of both JV partners.
Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma financial statements are described in the accompanying notes. The historical consolidated and combined financial statements have been adjusted in the unaudited pro forma financial statements to give pro forma effect to events that are: (1) directly attributable to the Merger, the JV transaction, the issuance of the Bonds Payable, the receipt of funds from the Term Loan, the WPG Series G Preferred Share redemption, the Property Sale, the OKC Transaction, and WPG's 2014 acquisition of controlling interests in nine shopping centers, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the combined results of WP Glimcher. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described herein, nor is it indicative of future operating results or financial position.
The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of WPG under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger, the JV transaction, the issuance of the Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares, and do not attempt to predict or suggest future results. By way of example, the projected operating synergies of the Merger are approximately $12 - $16 million in combined annual cost savings (these synergies have not been reflected in the pro forma condensed consolidated statements of operations). The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions which may occur (other than the Property Sale or the JV transaction), as they are currently not known, and to the extent they occur, are expected to be non-recurring and were not incurred at the closing date of the Merger. However, such costs could affect WP Glimcher following the Merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of WP Glimcher following the Merger, the JV transaction, the issuance of the Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares.

WP Glimcher Inc.
Pro Forma Condensed Consolidated Balance Sheet
March 31, 2015
(unaudited) (in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Investment properties at cost	$8,378,533	$(1,662,028)	(A)	$6,716,505
Less: accumulated depreciation	(2,172,119)	10,663	(A)	(2,161,456)
	6,206,414	(1,651,365)		4,555,049

Cash and cash equivalents	255,616	(109,702)	(B)	145,914
Tenant accounts receivable, net	72,256	(558)	(C)	71,698
Investment in unconsolidated entities, at equity	15,949	454,523	(D)	470,472
Deferred costs and other assets	479,629	(153,505)	(E)	326,124
Total assets	$7,029,864	$(1,460,607)		$5,569,257

Liabilities and Equity

Mortgage notes payable	$2,757,416	$(773,168)	(F)	$1,984,248
Bonds payable	249,930	—		249,930
Unsecured term loans	500,000	500,000	(G)	1,000,000
Revolving credit facility	413,750	—		413,750
Bridge loan	941,570	(941,570)	(H)	—
Series G Cumulative Redeemable Preferred Stock (called for redemption)	117,500	(117,500)	(I)	—
Accounts payable, accrued expenses, intangibles, and deferred revenues	345,049	(126,404)	(J)	218,645
Distributions payable	5,750	—		5,750
Cash distributions and losses in partnerships and joint ventures, at equity	15,344	—		15,344
Other liabilities	14,653	—		14,653
Total liabilities	5,360,962	(1,458,642)		3,902,320

Redeemable noncontrolling interests	6,145	—		6,145

Preferred shares	202,576	—		202,576
Common shares	19	—		19
Capital in excess of par value	1,215,096	—		1,215,096
Retained earnings	13,383	(1,654)	(K)	11,729
Accumulated other comprehensive loss	(340)	—		(340)
Total stockholders' equity	1,430,734	(1,654)		1,429,080

Noncontrolling interests	232,023	(311)	(L)	231,712

Total equity	1,662,757	(1,965)		1,660,792

Total liabilities, redeemable noncontrolling interests and equity	$7,029,864	$(1,460,607)		$5,569,257

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WP Glimcher Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2015
(unaudited) (in thousands, except per share data)

	Historical	Merger and Related Pro Forma Adjustments (M) (N)		JV Properties, Bonds Payable Issuance, and Term Loan Pro Forma Adjustments (O)		Pro Forma
Revenue:
Minimum rent	$162,704	$8,198		$(25,625)		$145,277
Overage rent	3,263	139		(569)		2,833
Tenant reimbursements	69,227	3,623		(10,533)		62,317
Other income	2,528	138		282	(T)	2,948
Total revenue	237,722	12,098		(36,445)		213,375

Expenses:
Property operating	41,079	2,464		(7,593)		35,950
Depreciation and amortization	92,184	7,180		(20,141)		79,223
Real estate taxes	30,565	1,376		(3,673)		28,268
Repairs and maintenance	9,488	494		(1,705)		8,277
Advertising and promotion	2,687	169		(347)		2,509
Provision for credit losses	698	78		(181)		595
General and administrative	9,700	1,563		(122)		11,141
Merger and transaction costs	20,810	(20,810)	(P)	—		—
Ground rent and other costs	2,748	278		(1,659)		1,367
Total operating expenses	209,959	(7,208)		(35,421)		167,330

Operating income	27,763	19,306		(1,024)		46,045
Interest expense	(37,122)	(2,892)	(Q)	8,952	(U)	(31,062)
Income and other taxes	(445)	10		—		(435)
Income from unconsolidated entities	216	(15)		(1,831)	(V)	(1,630)
Net (loss) income	(9,588)	16,409		6,097		12,918
Net (loss) income attributable to noncontrolling interests	(2,296)	2,827	(R)	978	(R)	1,509
Net (loss) income from continuing operations attributable to the Company	(7,292)	13,582		5,119		11,409
Preferred share dividends	(4,978)	1,470	(S)	—		(3,508)
Net (loss) income from continuing operations attributable to the common shareholders	$(12,270)	$15,052		$5,119		$7,901

Weighted average shares outstanding, basic	179,575	N/A		N/A		184,060
Weighted average shares outstanding, diluted	213,975	N/A		N/A		218,712
Earnings per common share, basic and diluted
Net (loss) income attributable to common stockholders	$(0.07)	N/A		N/A		$0.04	(W)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WP Glimcher Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(unaudited) (in thousands, except per share data)

	WPG Historical	WPG Pro Forma Adjustments (Y)	Glimcher Historical (X)	Glimcher Pro Forma Adjustments (Z)	Property Sale Pro Forma Adjustments (AA)	Merger and Related Pro Forma Adjustments		JV Properties, Bonds Payable Issuance, and Term Loan Pro Forma Adjustments (AB)		Pro Forma
Revenue:
Minimum rent	$449,100	$18,484	$244,954	$631	$(44,268)	$17,488		$(98,073)	(AI)	$588,316
Overage rent	9,357	94	13,157	—	(6,965)	—		(3,725)		11,918
Tenant reimbursements	194,826	6,411	117,160	167	(25,573)	—		(42,853)		250,138
Other income	7,843	206	19,373	—	(3,590)	—		121	(AJ)	23,953
Total revenue	661,126	25,195	394,644	798	(80,396)	17,488		(144,530)		874,325
Expenses:
Property operating	109,715	3,584	80,802	240	(13,519)	—		(31,328)		149,494
Depreciation and amortization	197,890	11,692	125,985	438	(15,336)	76,114	(AC)	(81,387)	(AK)	315,396
Real estate taxes	77,587	3,202	47,189	83	(13,497)	—		(14,077)		100,487
Repairs and maintenance	23,431	1,182	8,153	47	(967)	—		(762)		31,084
Advertising and promotion	8,389	314	6,022	62	(1,067)	—		(2,168)		11,552
Provision for credit losses	2,332	96	1,301	3	(193)	—		(747)		2,792
General and administrative	12,219	—	29,396	(529)	(92)	8,058	(AD)	(365)		48,687
Spin-off costs	38,907	—	—	—	—	—	(AE)	—		38,907
Merger and transaction costs	8,839	—	11,182	—	—	(20,021)	(AE)	—		—
Ground rent and other costs	4,656	224	8,225	—	—	(550)		(6,181)	(AL)	6,374
Total operating expenses	483,965	20,294	318,255	344	(44,671)	63,601		(137,015)		704,773
Operating income	177,161	4,901	76,389	454	(35,725)	(46,113)		(7,515)		169,552
Interest expense	(82,452)	(4,416)	(81,501)	(167)	16,135	(10,435)	(AF)	35,085	(AM)	(127,751)
Income and other taxes	(1,215)	—	274	—	(2)	—		(6)		(949)
Income from unconsolidated entities	973	(859)	9,161	—	—	—		(10,090)	(AN)	(815)
Gain upon acquisition of controlling interests and on sale of interests in properties	110,988	(99,375)	—	—	—	—		—		11,613
Net income (loss)	205,455	(99,749)	4,323	287	(19,592)	(56,548)		17,474		51,650
Net income (loss) attributable to noncontrolling interests	35,426	(17,439)	(56)	—	—	(14,735)	(AG)	2,771	(AG)	5,967
Net income (loss) from continuing operations attributable to the Company	170,029	(82,310)	4,379	287	(19,592)	(41,813)		14,703		45,683
Preferred share dividends	—	—	(23,579)	—	—	9,547	(AH)	—		(14,032)
Net income (loss) attributable to the common shareholders	$170,029	$(82,310)	$(19,200)	$287	$(19,592)	$(32,266)		$14,703		$31,651

Weighted average shares outstanding, basic	155,163	N/A	145,384	N/A	N/A	N/A		N/A		183,992
Weighted average shares outstanding, diluted	187,491	N/A	147,827	N/A	N/A	N/A		N/A		217,942
Earnings per common share, basic and diluted
Net income (loss) attributable to common stockholders	$1.10	N/A	$(0.13)	N/A	N/A	N/A		N/A		$0.17	(AO)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WP Glimcher Inc.
Notes to Pro Forma Financial Statements

1.    Overview
The Merger has been accounted for using the acquisition method of accounting under generally accepted accounting principles applied in the United States to account for the Merger with WPG as the acquiring entity. Accordingly, the total purchase price is allocated to the Glimcher tangible acquired assets and liabilities assumed, and identifiable intangible assets of Glimcher based on preliminary estimates of their respective fair values, as described further below.
In addition to adjustments to give effect to the Merger, the JV transaction (which is accounted for using the equity method of accounting), the issuance of the Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares, the unaudited pro forma condensed consolidated financial statements include pro forma adjustments to give effect to, where applicable:

•	the Property Sale as if the transaction occurred on January 1, 2014 for purposes of the pro forma statements of operations;

•	Glimcher's 2014 acquisition of a shopping center located in Oklahoma City, Oklahoma on Glimcher's consolidated statements of operations as if this transaction occurred on January 1, 2014; and

•	WPG's 2014 acquisition of controlling interests in nine shopping centers on WPG's consolidated and combined statements of operations as if these transactions occurred on January 1, 2014.
To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform Glimcher's financial statement presentation to that of WPG, as described in Note 2.
The pro forma adjustments represent WPG management's estimates based on information available and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or future asset dispositions. Also, the pro forma financial statements do not contemplate possible adjustments related to restructuring or integration activities, or transaction or other costs following the Merger that are not expected to have a continuing impact.
The pro forma statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 combine the historical consolidated and combined statements of operations of WPG (after giving effect to WPG's 2014 property acquisitions) and Glimcher (after giving effect to a 2014 acquisition, as well as dispositions that were previously recognized within discontinued operations in the historical financial statements of Glimcher), giving effect to the Merger, the Property Sale, the JV transaction, the issuance of Bonds Payable, the receipt of funds from the Term Loan, and the redemption of the WPG Series G Preferred Shares, as if they had been consummated on January 1, 2014, the beginning of the earliest period presented. The March 31, 2015 pro forma balance sheet gives effect to the WPG Series G Preferred Share redemption, the JV transaction, and the receipt of funds from the Term Loan, as if they had occurred on that date.
2.    Notes relating to Pro Forma Balance Sheet and Pro Forma Statements of Operations
Balance Sheet Adjustments

(A)	The amount represents the removal of the carrying value of the JV Properties at March 31, 2015.

(B)
Amount includes the cash paid to redeem the Series G Cumulative Redeemable Preferred Stock of $117.5 million and $3.5 million for loan and origination fees related to the Term Loan, net of the $11.3 million of excess proceeds received from the Term Loan after retirement of the Bridge Loan.

(C)	Amount represents the write off of straight-line rents receivable associated with the JV Properties at March 31, 2015.

WP Glimcher Inc.
Notes to Pro Forma Financial Statements

(D)	The table below reconciles the fair value of the assets contributed to the JV to the Company's Investment in unconsolidated entities, at equity (amounts in thousands):

Book value of JV Properties
Book value of investment properties	$1,651,365
Tenant accounts receivable, net	558
Investment in unconsolidated entities, at equity (1)	3,794
Deferred costs and other assets (2)	151,285
Mortgage notes payable	(795,941)
Accounts payable, accrued expenses, intangibles and deferred revenues (J)	(126,404)
Total equity in JV Properties	$884,657

Calculation of the gain on sale of JV Properties
Cash received from OC's share (49% of total equity in JV Properties)	$438,967
Total book value of equity in JV Properties x 49%	433,482
Total gain on sale in JV Properties	$5,485

Reconciliation of Company's Investment in unconsolidated entities, at equity
Company's share of book value of total equity in JV Properties x 51%	$451,175
Add: JV transaction costs	7,142
Less: Removal of joint venture associated with the JV transaction	(3,794)
Investment in unconsolidated entities, at equity	$454,523

(1)	Amount represents the book value of the Company's investment in the Crescent SDQ III Venture, LLC.

(2)
Amount represents the removal of the carrying value of the following assets associated with the JV Properties: cash held in escrow of $3.8 million, prepaid assets of $2.0 million, the net book value of above market leases totaling $25.3 million, the net book value of lease in-place value totaling $89.5 million, the net book value of leasing commissions totaling $29.0 million, and loan fees totaling $1.7 million.

(E)
Amount represents the removal of the items in (2) above plus the removal of $7.5 million in unamortized Bridge Loan Fees in connection with the retirement of the Bridge Loan. It also assumes that $3.5 million of up-front loan fees were paid in connection with the closing of the Term Loan as well as $1.8 million associated with the mortgages on Scottsdale Quarter and Pearlridge Center.

(F)	Amount represents the removal of the mortgage notes payable associated with the JV Properties.

(G)	Amount represents a borrowing on the Term Loan, the proceeds of which were used to repay the Bridge Loan and for general corporate purposes.

(H)
Amount represents the repayment of the Bridge Loan in full as follows: $431.8 million with net proceeds that were received from the JV transaction, $21.1 million that was received from the refinancings of the Pearlridge Center and Scottsdale Quarter mortgages, and $488.7 million from proceeds received from the Term Loan.

(I)	Amount represents the redemption of the WPG Series G Preferred Shares using cash on hand.

(J)
Amount represents the removal of the net book value of below market leases totaling $111.2 million, accrued trade liabilities totaling $11.9 million, and deferred revenues totaling $3.3 million, all associated with the JV Properties.

WP Glimcher Inc.
Notes to Pro Forma Financial Statements

(K)
Amount represents the common shareholders' portion of the gain associated with the sale of the JV Properties and the write-off of unamortized Bridge Loan fees associated with the retirement of the Bridge Loan.

(L)
Represents the limited partnership unitholders' portion of the gain associated with the sale of the JV Properties and the write-off of unamortized Bridge Loan fees associated with the retirement of the Bridge Loan.

Statements of Operations Adjustments
Pro Forma Statement of Operations - For the three months ended March 31, 2015

(M)	The historical financial statements of Glimcher include reclassifications of certain balances in order to conform to the presentation of WPG.

(N)
Includes the historical activity of Glimcher for the pre-Merger period from January 1, 2015 through January 14, 2015 and Merger-related adjustments related to WPG's acquisition of Glimcher, assuming the Merger and related transactions had occurred on January 1, 2014.

(O)
Includes the removal of the historical activity of the JV Properties, the impact of the Bonds Payable issuance, and the receipt of funds from the Term Loan, assuming that these transactions had occurred on January 1, 2014.

(P)
Transaction costs related to the Merger primarily consist of fees paid to investment bankers, due diligence costs, legal, accounting, tax and other expenses related to the Merger, of which $20.8 million included in the historical statement of operations for the three months ended March 31, 2015 were removed for pro forma purposes since they will not have a continuing impact.

(Q)
Amount includes net interest on acquired properties from the pre-Merger period of $2.2 million and additional interest on the Bridge Loan of $0.7 million, which was calculated assuming a loan balance of approximately $1.2 billion, interest rate of approximately 1.4% assuming a credit rating of BBB/Baa2, and loan costs of $11.6 million amortized to expense annually.

(R)
Represents the allocation of net income to noncontrolling interests in order to reflect the limited partnership unitholders' pro forma combined ownership percentage in the consolidated results of the Company for the three months ended March 31, 2015.

(S)	Represents the removal of dividends related to the Glimcher Series G Preferred Shares resulting from the WPG Series G Preferred Shares redemption reflected as of January 1, 2014.

(T)
This amount includes the recognition of the estimated management fee income relating to the JV Properties of $1.1 million, net of the removal of the historical amount of $0.8 million in other income from the JV Properties, for the three months ended March 31, 2015.

(U)
Includes the removal of $4.9 million of interest expense associated with the JV Properties and the removal of the Bridge Loan interest (including amortization of loan fees) of $8.2 million assuming a full payoff of the facility. The above amounts are net of interest expense of $1.8 million associated with the Term Loan assuming a loan balance of $500 million with an interest rate of LIBOR plus 1.15% for the three months ended March 31, 2015 as well as interest of $2.3 million associated with the Bonds Payable.

(V)
The amount is calculated by taking the Company's 51% share of the JV Properties' net loss. The amount takes into consideration the May 20, 2015 refinancings of both Scottsdale Quarter and Pearlridge Center as if the refinancings had occurred on January 1, 2014.

(W)
Pro forma earnings per share, basic and diluted, was calculated assuming the stock and operating partnership units related to the Merger were issued on January 1, 2014. In the Merger, each Glimcher common share was converted to 0.1989 of a WPG common share and each Glimcher operating partnership unit was converted to 0.7431 of a WPG operating partnership unit. The calculation of pro forma basic and diluted earnings per share assumes 29.9 million common shares issued in the Merger were issued on January 1, 2014. The calculation of pro forma diluted earnings per share assumes 1.6 million operating partnership units issued in the Merger were issued on January 1, 2014. The calculations are as follows (in thousands, except per share data):

	For the Three Months Ended March 31, 2015
	Historical	Pro Forma
Net (loss) income from continuing operations attributable to common stockholders - basic and diluted	$(12,270)	$7,901

Weighted average common shares outstanding - basic	179,575	184,060
Weighted average common shares outstanding - diluted	213,975	218,712

Earnings per common share, basic and diluted
Net (loss) income from continuing operations attributable to common stockholders	$(0.07)	$0.04
Pro Forma Statement of Operations - For the year ended December 31, 2014

(X)	The historical financial statements of Glimcher include reclassifications of certain balances in order to conform to the presentation of WPG.

(Y)
Reflects the impact of WPG's 2014 property acquisitions as if they had all occurred on January 1, 2014, including the removal of the $99.4 million gain related to the remeasurement of WPG's equity interests to fair value upon acquisition of the noncontrolling interests from the year ended December 31, 2014.

(Z)	Reflects the impact of Glimcher's 2014 property acquisition as if it had occurred on January 1, 2014.

(AA)	Includes the removal of the historical activity of the Jersey Gardens and University Park properties, assuming the Property Sale had occurred on January 1, 2014.

(AB)
Includes the removal of the historical activity of the JV Properties, the impact of the Bonds Payable issuance, and the receipt of funds from the Term Loan, assuming that these transactions had occurred on January 1, 2014.

(AC)
Represents the recognition of depreciation and amortization of $187.2 million on the real estate assets and intangible assets recognized at estimated fair value, net of the removal of historical depreciation and amortization on the Glimcher properties, excluding depreciation and amortization associated with Jersey Gardens and University Park, of $111.1 million for the year ended December 31, 2014. These depreciation and amortization adjustments are computed on a straight-line basis over the estimated useful lives of the related assets.

(AD)
Represents the increase related to equity and severance awards that were granted to certain employees as a result of the Merger. It also includes the amortization of restricted common shares that were issued by Glimcher to certain employees whose shares had not vested. The value of these items totaled $8.1 million, excluding amounts paid to employees whose severance agreements required payment related to the Merger.

(AE)
Transaction costs related to the Merger primarily consist of fees paid to investment bankers, due diligence costs, legal, accounting, tax and other expenses related to the Merger, of which $20.0 million included in the historical statements of operations for the year ended December 31, 2014 were removed for pro forma purposes since they will not have a continuing impact. Non-recurring costs related to WPG's spin-off from Simon of $38.9 million are included in WPG's historical results for the year ended December 31, 2014.

(AF)
Represents estimated interest on the Bridge Loan related to funding the Merger of $28.4 million, net of the amortization of the fair value of debt adjustment over the remaining term of the debt of $15.1 million and the removal of historical amortization of deferred financing costs by Glimcher of $2.9 million for the year ended December 31, 2014. Interest on the Bridge Loan was calculated according to the terms of the commitment letter assuming a loan balance of approximately $1.2 billion, interest rate of approximately 1.4% assuming a credit rating of BBB/Baa2, and loan costs of $11.6 million amortized to expense annually.

(AG)
Represents the allocation of net income to noncontrolling interests in order to reflect the limited partnership unitholders' pro forma combined ownership percentage in the consolidated results of the Company for the year ended December 31, 2014.

(AH)	Represents the removal of dividends related to the Glimcher Series G Preferred Shares resulting from the WPG Series G Preferred Shares redemption reflected as of January 1, 2014.

(AI)
Represents the removal of the historical amount from the JV Properties, including straight-line rents and amortization of above/below-market lease intangibles of $14.7 million for the year ended December 31, 2014. These amortization adjustments are computed on a straight-line basis over the estimated lives of the acquired leases.

(AJ)
This amount includes the recognition of the estimated management fee income relating to the JV Properties of $4.5 million, net of the removal of the historical amount of $4.4 million in other income from the JV Properties, for the year ended December 31, 2014.

(AK)
Represents the removal of depreciation and amortization on the real estate assets and intangible assets recognized at estimated fair value relating to the JV Properties for the year ended December 31, 2014.

(AL)
Includes the removal of the payments of the ground leases in the amount of $4.0 million as well as the removal of straight-line ground rent expense and amortization of above/below-market ground lease intangibles of $2.2 million for the year ended December 31, 2014 related to the JV Properties. These amortization adjustments are computed on a straight-line basis over the estimated lives of the acquired ground leases.

(AM)
Includes the reversal of the interest expense associated with the JV Properties of $23.9 million for the year ended December 31, 2014 and the elimination of interest expense, including loan fees, associated with the repaid Bridge Loan of $28.5 million. The above amounts are net of interest expense associated with the Term Loan of $7.2 million, which represents loan fee amortization and interest expense calculated at LIBOR plus 1.15%, and $10.1 million related to the Bonds Payable including the amortization of associated fees for the year ended December 31, 2014. The amortization adjustments associated with the Bonds Payable are computed over the weighted average life of five years.

(AN)
The amount is calculated by taking the Company's 51% share of the JV Properties. The amount takes into consideration the May 20, 2015 refinancings of mortgages on both Scottsdale Quarter and Pearlridge Center as if the refinancings had occurred on January 1, 2014.

(AO)
Pro forma earnings per share, basic and diluted, was calculated assuming the stock and operating partnership units related to the Merger were issued on January 1, 2014. In the Merger, each Glimcher common share was converted to 0.1989 of a WPG common share and each Glimcher operating partnership unit was converted to 0.7431 of a WPG operating partnership unit. The calculation of pro forma basic and diluted earnings per share assumes the 29.9 million common shares issued in the Merger were issued on January 1, 2014. The calculation of pro forma diluted earnings per share assumes the 1.6 million operating partnership units issued in the Merger were issued on January 1, 2014. The calculations are as follows (in thousands, except per share data):

	For the Year Ended December 31, 2014
	WPG Historical	Glimcher Historical	Pro Forma
Net income (loss) from continuing operations attributable to common stockholders - basic and diluted	$170,029	$(19,200)	$31,651

Weighted average common shares outstanding - basic	155,163	145,384	183,992
Weighted average common shares outstanding - diluted	187,491	147,827	217,942

Earnings per common share, basic and diluted
Net income (loss) from continuing operations attributable to common stockholders	$1.10	$(0.13)	$0.17

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

Date: June 5, 2015	By:	/s/ Robert P. Demchak
Robert P. Demchak Secretary and General Counsel